EXHIBIT NO. 16
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June 6, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by Metrisa, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 6, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

PricewaterhouseCoopers LLP